Exhibit 99.1

AeroVironment Announces Fiscal 2027 First Quarter Results

ARLINGTON, VA, September 9, 2026 — AeroVironment, Inc. (NASDAQ: AVAV) (“AeroVironment” or the “Company”) reported today financial results for the fiscal first quarter ended August 1, 2026.

First Quarter Highlights:

●	Record revenue for the first quarter of $480.5 million, up 6% year-over-year
●	Bookings of $0.7 billion and book-to-bill ratio of 1.4 for the quarter
●	Record funded backlog of $1.5 billion, up 37% year-over-year

“AV's fiscal year 2027 is off to a strong start, with record first-quarter revenue and funded backlog and landmark strategic wins,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “Our team is united in our mission to execute with discipline and capture demand for the key franchise programs that matter most to our customers, and that is exactly what we did in the first quarter.”

“Our customers are continuing to field autonomous capabilities at increasing scale, and our priority is expanding manufacturing capacity across our sites and strengthening our supply chain so we can deliver for our customers at the speed their missions require. We are excited for the opportunities ahead as we extend our track record of value creation for shareholders, customers and all stakeholders that rely on AV.”

FISCAL 2027 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2027 was $480.5 million, an increase of 6% as compared to $454.7 million for the first quarter of fiscal 2026, due to higher product sales of $15.5 million and higher service revenue of $10.3 million. From a segment standpoint, Autonomous Systems (“AxS”) recorded revenue of $346.0 million and Space, Cyber and Directed Energy (“SCDE”) recorded revenue of $134.5 million.

Gross margin for the first quarter of fiscal 2027 was $124.6 million, an increase of 31% as compared to $95.1 million for the first quarter of fiscal 2026, reflecting higher product margin of $32.6 million, partially offset by lower service margin of $(3.2) million. Fiscal 2027 first quarter gross margin was negatively impacted by $18.5 million of intangible amortization expense and other related non-cash purchase accounting expenses, as compared to $37.4 million in the first quarter of fiscal 2026. As a percentage of revenue, gross margin rose to 26% from 21%, primarily due to a decrease in intangible amortization and other non-cash purchasing accounting expenses.

Loss from operations for the first quarter of fiscal 2027 was $(10.9) million as compared to $(69.3) million for the first quarter of last fiscal year. The current quarter was negatively impacted by $43.4 million of intangible amortization and other related non-cash purchase accounting expenses as compared to $79.7 million in the first quarter of fiscal 2026. The decreased year-over-year loss was primarily due to an increase in gross margin of $29.5 million; a decrease in selling, general and administrative expense of $19.8 million, which includes a decrease of $17.4 million of intangible amortization expense and a decrease of $22.5 million in acquisition related expenses, partially offset by an increase in employee related costs associated with incremental headcount; and a decrease in research and development (“R&D”) expense of $9.2 million.

Other income, net for the first quarter of fiscal 2027 was $3.5 million, as compared to other loss, net of $(15.1) million for the first quarter of fiscal 2026. The increase year-over-year was primarily due a decrease in interest expense related to the term and revolver facility loans obtained in conjunction with the BlueHalo acquisition in the prior year and subsequently settled with proceeds from the issuances of convertible notes and equity in July 2025.

Benefit from income taxes for the first quarter of fiscal 2027 was $(0.4) million, as compared to $(15.2) million for the first quarter of last fiscal year. The decrease in tax benefit was primarily attributable to the decrease in net loss before income taxes.

Net loss for the first quarter of fiscal 2027 was $(5.1) million, or $(0.10) per diluted share, as compared to $(67.4) million, or $(1.44) per diluted share, in the prior year period, respectively. The current quarter was negatively impacted by $43.4 million, or $0.69 per diluted share, of intangible amortization and other related non-cash purchase accounting expenses as compared to $79.7 million, or $1.34 per diluted share, in the first quarter of fiscal 2026.

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2027 was $53.4 million and non-GAAP earnings per diluted share were $0.59, as compared to $56.6 million and $0.32, respectively, for the first quarter of fiscal 2026.

BACKLOG

As of August 1, 2026, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $1.5 billion, as compared to $1.2 billion as of April 30, 2026.

FISCAL 2027 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2027, the Company continues to expect revenue of between $2.125 billion and $2.225 billion, net income of between $10 million and $27 million, non-GAAP adjusted EBITDA of between $305 million and $325 million, earnings per diluted share of between $0.21 and $0.53 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets and other non-cash purchase accounting expenses, of between $3.02 and $3.34.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday, September 9, 2026, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Sean T. Woodward, executive vice president and chief financial officer, and Denise Pacioni, investor relations director, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL:

https://register-conf.mediaserver.com/register/BId4b51029829c4cc2bf060cb73f3e901f

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the first quarter fiscal year 2027 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The company develops and deploys autonomous systems, precision strike systems, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities with speed, scale, and operational relevance. For more information visit: www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products, whether due to restrictions and sanctions imposed by foreign governments or otherwise; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs, including foreign military financing aid; changes in the timing and/or amount of government spending, including due to continuing resolutions and/or changing government priorities; adverse impacts of any U.S. government shutdown; our ability to realize the anticipated benefits of the BlueHalo transaction or other acquisitions; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with applicable law, regulatory requirements, and contractual obligations; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions, or litigation that may arise from or in conjunction with our recent acquisitions; our ability to respond and adapt to legal, regulatory and government budgetary changes; our ability to comply with the covenants in our loan documents, outstanding convertible notes or acquisition and merger agreements for acquisitions; our ability to attract and retain skilled employees, including retention of employees of acquired companies; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended
	August 1,	August 2,
	2026	2025

	(Unaudited)
Revenue:
Product sales	$329,058	$313,533
Contract services	151,432	141,143
	480,490	454,676
Cost of sales:
Product sales	213,565	230,687
Contract services	142,326	128,871
	355,891	359,558
Gross margin:
Product sales	115,493	82,846
Contract services	9,106	12,272
	124,599	95,118
Selling, general and administrative	111,508	131,276
Research and development	23,962	33,114
Loss from operations	(10,871)	(69,272)
Other income (loss):
Interest income (expense), net	4,136	(17,415)
Other (expense) income, net	(595)	2,361
Loss before income taxes	(7,330)	(84,326)
Benefit from income taxes	(397)	(15,169)
Equity method investment income, net of tax	1,867	1,787
Net loss	$(5,066)	$(67,370)
Net loss per share
Basic	$(0.10)	$(1.44)
Diluted	$(0.10)	$(1.44)
Weighted-average shares outstanding:
Basic	49,822,595	46,882,350
Diluted	49,822,595	46,882,350

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	August 1,	April 30,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$278,390	$377,325
Short-term investments	301,837	254,972
Accounts receivable, net of allowance for credit losses of $6,515 at August 1, 2026 and $1,961 at April 30, 2026	183,133	316,167
Unbilled receivables and retentions	637,832	570,408
Inventories, net	410,773	312,856
Income taxes receivable	5,806	6,210
Prepaid expenses and other current assets	63,863	52,485
Total current assets	1,881,634	1,890,423
Long-term investments	94,777	81,128
Property and equipment, net	202,653	166,719
Operating lease right-of-use assets	113,830	100,392
Intangibles, net	886,469	929,826
Goodwill	2,493,886	2,493,678
Other assets	57,444	54,576
Total assets	$5,730,693	$5,716,742
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$174,836	$160,507
Wages and related accruals	70,933	98,056
Customer advances	87,546	79,607
Current operating lease liabilities	17,823	17,594
Income taxes payable	487	524
Other current liabilities	90,105	82,949
Total current liabilities	441,730	439,237
Long-term debt	730,057	728,967
Non-current operating lease liabilities	102,943	88,228
Other non-current liabilities	1,984	1,986
Liability for uncertain tax positions	7,430	7,430
Deferred income taxes	50,494	50,494
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at August 1, 2026 and April 30, 2026	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—50,822,963 shares at August 1, 2026 and 50,610,514 shares at April 30, 2026	6	6
Additional paid-in capital	4,397,684	4,396,845
Accumulated other comprehensive loss	(5,753)	(5,635)
Retained (loss) earnings	4,118	9,184
Total stockholders’ equity	4,396,055	4,400,400
Total liabilities and stockholders’ equity	$5,730,693	$5,716,742

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	August 1,	August 2,
Operating activities	2026	2025
Net loss	$(5,066)	$(67,370)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	56,033	90,254
Gain from equity method investments	(1,867)	(1,787)
Amortization of debt issuance costs	1,089	7,829
Provision for credit losses	4,590	173
Reserve for inventory excess and obsolescence	2,199	1,178
Other non-cash expense, net	1,623	616
Non-cash lease expense	7,664	6,850
Loss on foreign currency transactions	23	161
Gain on sale of equity securities, net	—	(2,702)
Stock-based compensation	4,927	11,429
Loss on disposal of property and equipment	—	48
Amortization of debt securities	(47)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	128,346	(15,693)
Unbilled receivables and retentions	(68,041)	(74,510)
Inventories	(100,310)	(12,704)
Income taxes receivable	712	(16,390)
Prepaid expenses and other assets	(13,389)	(1,749)
Accounts payable	12,820	(29,625)
Other liabilities	(17,810)	(19,734)
Net cash provided by (used in) operating activities	13,496	(123,726)
Investing activities
Acquisition of property and equipment	(44,033)	(22,728)
Acquisition of capitalized software to be sold	(5,417)	(9,340)
Purchase of available-for-sale investments	(114,578)	—
Redemption of available-for-sale investments	55,792	—
Business acquisitions, net of cash acquired	—	(844,580)
Net cash used in investing activities	(108,236)	(876,648)
Financing activities
Proceeds from revolving credit facility	—	233,939
Principal payments of term loan	—	(700,000)
Proceeds from term loan	—	693,202
Principal payments of revolver	—	(265,000)
Proceeds from shares issued, net of underwriter costs	—	968,515
Proceeds from convertible debt, net of underwriter costs	—	726,944
Payment of debt issuance costs	—	(2,445)
Payment of equity issuance costs	—	(1,388)
Tax withholding payment related to net settlement of equity awards	(9,563)	(10,786)
Employee stock purchase plan contributions	5,475	2,467
Other	(1)	(5)
Net cash (used in) provided by financing activities	(4,089)	1,645,443
Effects of currency translation on cash and cash equivalents	(106)	(128)
Net (decrease) increase in cash and cash equivalents	(98,935)	644,941
Cash and cash equivalents at beginning of period	377,325	40,862
Cash and cash equivalents at end of period	$278,390	$685,803
Supplemental disclosures of cash flow information
Cash (received) paid, net during the period for:
Income taxes	$(272)	$(223)
Interest	$321	$11,854
Non-cash activities
Issuance of common stock for business acquisition	$—	$2,640,365
Unrealized loss on available-for-sale investments	$(186)	$—
Change in foreign currency translation adjustments	$68	$639
Acquisitions of property and equipment included in accounts payable	$5,880	$1,951

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended August 1, 2026
	AxS	SCDE	Total
Revenue	$345,969	$134,521	$480,490

Segment adjusted EBITDA	$62,285	$(8,896)	$53,389

	Three Months Ended August 2, 2025
	AxS	SCDE	Total
Revenue	$285,324	$169,352	$454,676

Segment adjusted EBITDA	$52,760	$3,796	$56,556

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended
	August 1, 2026	August 2, 2025

Loss per diluted share	$(0.10)	$(1.44)
Amortization of acquired intangible assets and other purchase accounting adjustments	0.69	1.34
Acquisition-related expenses	0.04	0.52
Equity method and equity securities investments activity, net	(0.04)	(0.10)
Earnings per diluted share as adjusted (non-GAAP)	$0.59	$0.32

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended
(in millions)	August 1, 2026	August 2, 2025
Net loss	$(5.1)	$(67.4)
Interest (income) expense, net	(4.1)	17.4
Benefit from income taxes	(0.4)	(15.2)
Depreciation	12.6	10.6
Amortization	43.4	79.7
EBITDA (non-GAAP)	46.4	25.1
Amortization of cloud computing arrangement implementation	1.9	0.9
Stock-based compensation	4.9	11.4
Acquisition-related expenses	2.1	23.7
Equity method and equity securities investments activity, net	(1.9)	(4.5)
Adjusted EBITDA (non-GAAP)	$53.4	$56.6

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2027
Forecast earnings per diluted share	$0.21 - 0.53
Amortization of acquired intangible assets and other purchase accounting adjustments	2.70
Acquisition-related expenses	0.15
Equity method and equity securities investments activity, net	(0.04)
Forecast earnings per diluted share as adjusted (non-GAAP)	$3.02 - 3.34

Reconciliation of 2027 Forecast and Fiscal Year 2026 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2027	April 30, 2026
Net income (loss)	$10 - 27	$(265)
Interest (income) expense, net	(10)	6
(Benefit from) provision for income taxes	(4) - 1	(23)
Depreciation	75 - 73	42
Amortization	173	223
EBITDA (non-GAAP)	244 - 264	(17)
Amortization of cloud computing arrangement implementation	13	6
Stock-based compensation	40	38
Acquisition-related expenses	10	48
Equity method and equity securities investments activity, net	(2)	(29)
Goodwill impairment	—	241
Adjusted EBITDA (non-GAAP)	$305 - 325	$287

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Earnings per Diluted Share

We exclude acquisition-related expenses, amortization of acquisition-related intangible assets, equity method investment gains and losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Denise Pacioni

+1 805-795-4108

ir@avinc.com

https://investor.avinc.com/contact-and-faq/contact-us